SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	June 30, 2004

LaCrosse Footwear, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	0-23800	39-1446816
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

18550 NE Riverside Parkway, Portland, Oregon 97230
(Address of principal executive offices, including Zip code)

(503) 776-1010
(Registrant’s telephone number)

Item 7.    Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is being furnished herewith:

(99)	Press Release of LaCrosse Footwear, Inc., dated June 30, 2004.

Item 9.    Regulation FD Disclosure.

        On June 30, 2004, LaCrosse Footwear, Inc. (the “Company”) issued a press release announcing the Company’s receipt of a $5.0 million order to supply boots to the U.S. military. A copy of the Company’s press release is being furnished as Exhibit 99 to this Current Report and is incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LACROSSE FOOTWEAR, INC.
Date: June 30, 2004	By: /s/ David P. Carlson
David P. Carlson
Executive Vice President and Chief Financial Officer

LACROSSE FOOTWEAR, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(99)	Press Release of LaCrosse Footwear, Inc., dated June 30, 2004.